EXHIBIT 10.20
EXECUTIVE OFFICER 2009 SALARIES
     The Leadership and Compensation Committee of the Board of Directors of Nashua Corporation approved the following 2009 annual base salaries for Nashua Corporation’s named executive officers (as defined in Item 402(m)(2) of Regulation S-K):

Name and Position	Date Approved	2009 Base Salary
Thomas G. Brooker	February 13, 2009	$416,000
President and Chief Executive Officer

John L. Patenaude	February 13, 2009	$235,000
Vice President — Finance, Chief Financial Officer and Treasurer

William Todd McKeown	February 13, 2009	$262,000
Vice President of Sales and Marketing
The above base salaries remained unchanged from 2008.